                                                                     Exhibit 5.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                     July 14, 2004

Alamosa (Delaware), Inc.
5225 S. Loop 289
Lubbock, Texas 79424

         Re: Alamosa (Delaware), Inc.
             Registration Statement on Form S-4

Ladies and Gentlemen:

         We are acting as special counsel to Alamosa (Delaware), Inc., a
Delaware corporation (the "Company"), in connection with the public offering of
$250,000,000 aggregate principal amount of the Company's 8 1/2% Senior Notes due 2012 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8 1/2% Senior Notes due 2012 of the Company
(the "Original Notes") under the Indenture, dated as of January 20, 2004 (the
"Indenture"), by and among the Company, the Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"),
as contemplated by the Registration Rights Agreement, dated as of January 20,
2004 (the "Registration Rights Agreement"), by and among the Company, the
Guarantors listed on the signature pages thereto, UBS Securities LLC, Bear,
Stearns & Co. Inc. and Lehman Brothers Inc.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration
Statement on Form S-4 (File No. 333-114592) relating to the Exchange Notes filed with the U.S. Securities and Exchange Commission (the "Commission") on April 19,
2004 under the Act and Amendment No. 1 to the Registration Statement (as so
amended, the "Registration Statement") filed with the Commission on the date hereof under the Act; (ii) an executed copy of the Registration Rights
Agreement; (iii) an executed copy of the Indenture; (iv) the Amended and
Restated Certificate of Incorporation of the Company, as certified by the
Secretary of State of the

Alamosa (Delaware), Inc.
July 14, 2004

State of Delaware; (v) the Amended and Restated By-Laws of the Company,
certified by the Secretary of the Company as currently in effect; (vi) certain resolutions adopted by the Board of Directors of the Company on January 13, 2004
relating to the Exchange Offer, the issuance of the Original Notes and the
Exchange Notes, the Indenture and related matters; (vii) the Form T-1 of the
Trustee filed as an exhibit to the Registration Statement; and (viii) the form of the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.

         Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the
Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original
Notes surrendered in exchange therefor in accordance with the terms of the
Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the

Alamosa (Delaware), Inc.
July 14, 2004

Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2)
general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the
Registration Statement and we do not express any opinion as to whether the execution, delivery or performance by the Company of the Exchange Notes will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP